As filed with the Securities and Exchange Commission on August 17, 2009

REGISTRATION NO. 333-102995

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MONOGRAM BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3234479
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

345 Oyster Point Blvd.

South San Francisco, California 94080

(650) 635-1100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

F. Samuel Eberts III

President and Secretary

Monogram Biosciences, Inc.

c/o Laboratory Corporation of America Holdings

358 South Main Street

Burlington, NC 27215

(336) 229-1127

(Address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Michael J. Silver

John H. Booher

William I. Intner

Hogan & Hartson LLP

111 South Calvert Street, 16th Floor

Baltimore, Maryland 21202

(410) 659-2700

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 to Form S-3 relates to the Registration Statement on Form S-3 (333-102995), filed with the Securities and Exchange Commission on February 5, 2003 (the “Registration Statement”) by Monogram Biosciences, Inc., a Delaware corporation (the “Company”). The Registration Statement was previously amended by Amendments filed on March 12, 2003, March 27, 2003 and April 3, 2003. The Registration Statement registered the sale of up to 25,185,051 shares of the Company’s common stock, par value $0.001 per share.

On August 4, 2009, pursuant to an Agreement and Plan of Merger dated June 22, 2009, as amended, between the Company, Laboratory Corporation of America Holdings, a Delaware corporation (“LabCorp”) and Mastiff Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of LabCorp (“Purchaser”), Purchaser merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly-owned subsidiary of LabCorp.

As a result of the Merger, the offering pursuant to the Registration Statement has been terminated. In accordance with undertakings made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration the securities registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, state of North Carolina, on August 17, 2009.

MONOGRAM BIOSCIENCES, INC.

By:	/s/ F. Samuel Eberts III
Name:	F. Samuel Eberts III
Title:	President and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints F. Samuel Eberts III and William B. Hayes, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer) to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ F. Samuel Eberts III	President, Secretary and Director	August 17, 2009
F. Samuel Eberts III	(Principal Executive Officer)

/s/ William B. Hayes	Executive Vice President, Treasurer and Director	August 17, 2009
William B. Hayes	(Principal Financial Officer and Principal Accounting Officer)